UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 26, 2008

Hercules Technology Growth Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
400 Hamilton Ave., Suite 310 Palo Alto, CA	94301
(Name and Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this form 8-k is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2008, Hercules Technology Growth Capital, Inc. (the "Company") through  a special purpose wholly-owned subsidiary of the Company, Hercules Funding II, LLC,   entered into a two-year revolving senior secured credit facility with an optional one-year extension with total commitments of $50 million, with Wells Fargo Foothill, as a lender and as arranger and administrative agent. The Company may obtain additional commitments up to a total committed facility of $300 million, subject to customary conditions. The revolving credit facility will expire on August 25, 2010, unless the option to extend is exercised by the parties to the agreement.

Borrowings under the credit facility will generally bear interest at a rate per annum equal to LIBOR plus 325 basis points.   The revolving line of credit requires the payment of a non-use fee of 50 basis points annually, which reduces to 30 bases on the one year anniversary of the credit facility, and has an advance rate equal to 50% of eligible loans placed in the collateral pool. The credit facility generally requires payment of interest on a monthly basis. All outstanding principal is due upon maturity, which includes the extension if exercised. The Company paid a one-time $750,000 structuring fee in connection with the credit facility.

The credit facility requires a minimum funding of $10 million no later than September 30, 2008. At closing on August 25, 2008, the amount available under the line was $50 million.

The Company has various financial and operating covenants required by the credit facility. These covenants require the Company to maintain certain financial ratios and a minimum net worth. The credit facility provides for customary events of default, including, but not limited to, payment defaults, breech of representations or covenants, bankruptcy events and change of control.

The foregoing description of the credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the credit facility agreements attached hereto as Exhibit 10.1 and Exhibit 10.2.  The press releasing announcing the credit facility is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits

10.1	Loan and Security Agreement, dated August 25, 2008
10.2	Sale and Servicing Agreement, dated August 25, 2008
99.1	Press release dated August 26, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

August 26, 2008
/s/ Scott Harvey
Scott Harvey
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Loan and Security Agreement, dated August 25, 2008
10.2	Sale and Servicing Agreement dated August 25, 2008
99.1	Press Release dated August 26, 2008